                       RULE 10F-3 REPORT FORM FOR URDANG

                     Managers Real Estate Securities Fund

                        Record Of Securities Purchased
                             Rule 10f-3 Procedures

1.  Name of Portfolio: Managers Real Estate Securities Fund

2.  Name of Issuer: AvalonBay Communities common stock

3.  Underwriter from whom purchased: Goldman Sachs

4. "Affiliated Underwriter" managing or participating in underwriting syndicate: BNY Mellon Capital Markets

5. Aggregate principal amount of purchase by all investment companies and other discretionary accounts advised by the Adviser: $26,000,000

6.  Aggregate principal amount of offering: $1,885,000,000

7.  Purchase price (net of fees and expenses): $130.00

8.  Offering price at close of first day on which any sales were made: $130.00

9.  Date of Purchase: 11/29/2012

10. Date offering commenced: 11/29/2012

11. Commission, spread or profit:  % or $2.34 p/s

                                                                                            Yes No
12. Have the following conditions been satisfied?                                           --- ---

a.  The securities are:

    part of an issue registered under the Securities Act of 1933 which is being
    offered to the public;                                                                  [X] [_]

    Eligible Municipal Securities;                                                          [_] [_]

    sold in an Eligible Foreign Offering; OR                                                [_] [_]

    sold in an Eligible Rule 144A Offering?                                                 [_] [_]

b.  (1) The securities were purchased prior to the end of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of
    the issuer); OR                                                                         [X] [_]

                                                                                            Yes  No
                                                                                            ---- ----

    (2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day
    preceding the day on which the rights offering terminates?                              [_]  [_]

c.  The underwriting was a firm commitment underwriting?                                    [X]  [_]

d.  The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same
    period?                                                                                 [X]  [_]

e.  The issuer of the securities, except for Eligible Municipal Securities, and its
    predecessors have been in continuous operation for not less than three years?           [X]  [_]

f.  (1) The amount of the securities, other than those sold in an Eligible Rule 144A
    Offering (see below), purchased by all of the investment companies and other discretionary accounts advised by the Adviser did not exceed 25% of the
    principal amount of the offering; OR                                                    [X]  [_]

    (2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies and other discretionary accounts advised by the Adviser did not exceed 25% of the total of:

    (i)  The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(l), plus

    (ii) The principal amount of the offering of such class in any concurrent
         public offering?                                                                   [_]  [_]

g.  (1) No affiliated underwriter of the Purchasing Portfolio (or, in the case of a
    Multi-Adviser Portfolio, a Sleeve thereof) was a direct or indirect participant in
    or beneficiary of the sale; OR                                                          [X]  [_]

    (2) With respect to the purchase of Eligible Municipal Securities, such purchase was not designated as a group sale or otherwise allocated to the
    account of an affiliated underwriter?                                                   [_]  [_]

h.  Information has or will be timely supplied to the appropriate officers of the
    Trust for inclusion on SEC Form N-SAR and quarterly reports to the Trustees?            [X]  [_]

I have submitted these answers and completed this form based on all available information.

Name:   R. Joseph Law             /s/ R. Joseph Law

Title:  Chief Compliance Officer

Date:                             11/30/12

                       RULE 10F-3 REPORT FORM FOR URDANG

                     Managers Real Estate Securities Fund

                        Record Of Securities Purchased
                             Rule 10f-3 Procedures

1.  Name of Portfolio: Managers Real Estate Securities Fund

2.  Name of Issuer: Hospitality Properties Trust, Common Stock

3.  Underwriter from whom purchased: Morgan Stanley

4. "Affiliated Underwriter" managing or participating in underwriting syndicate: BNY Mellon Capital

5. Aggregate principal amount of purchase by all investment companies and other discretionary accounts advised by the Adviser: $6,387,500 /250,000 shs

6.  Aggregate principal amount of offering: $357,700,000 /14,000,000 shs

7.  Purchase price (net of fees and expenses): $25.55

8.  Offering price at close of first day on which any sales were made: $25.55

9.  Date of Purchase: 03/19/2013

10. Date offering commenced: 03/19/2013

11. Commission, spread or profit:  % or $ 0.65

                                                                                            Yes  No
12. Have the following conditions been satisfied?                                           ---- ----

a.  The securities are:

    part of an issue registered under the Securities Act of 1933 which is being
    offered to the public;                                                                  [X]  [_]

    Eligible Municipal Securities;                                                          [_]  [_]

    sold in an Eligible Foreign Offering; OR                                                [_]  [_]

    sold in an Eligible Rule 144A Offering?                                                 [_]  [_]

b.  (1) The securities were purchased prior to the end of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of
    the issuer); OR                                                                         [X]  [_]

    (2)If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day
    preceding the day on which the rights offering terminates?                              [_]  [_]

                                                                                            Yes  No
                                                                                            ---- ----

C.  The underwriting was a firm commitment underwriting?                                    [X]  [_]

d.  The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same
    period?                                                                                 [X]  [_]

e.  The issuer of the securities, except for Eligible Municipal Securities, and its
    predecessors have been in continuous operation for not less than three years?           [X]  [_]

f.  (1) The amount of the securities, other than those sold in an Eligible Rule 144A
    Offering (see below), purchased by all of the investment companies and other discretionary accounts advised by the Adviser did not exceed 25% of the
    principal amount of the offering; OR                                                    [X]  [_]

    (2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies and other discretionary accounts advised by the Adviser did not exceed 25% of the total of:

    (i)  The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(l), plus

    (ii) The principal amount of the offering of such class in any concurrent
         public offering?                                                                   [_]  [_]

g.  (1) No affiliated underwriter of the Purchasing Portfolio (or, in the case of a
    Multi-Adviser Portfolio, a Sleeve thereof) was a direct or indirect participant in
    or beneficiary of the sale; OR                                                          [X]  [_]

    (2) With respect to the purchase of Eligible Municipal Securities, such purchase was not designated as a group sale or otherwise allocated to the
    account of an affiliated underwriter?                                                   [_]  [_]

h.  Information has or will be timely supplied to the appropriate officers of the
    Trust for inclusion on SEC Form N-SAR and quarterly reports to the Trustees?            [X]  [_]

I have submitted these answers and completed this form based on all available information.

Name:   /s/ R. Joseph Law

Title:  R. Joseph Law, Chief Compliance Officer

Date:   3/20/13